Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: May 1, 2019

MEDIA CONTACT:	INVESTOR CONTACTS:
Keith Isbell (918) 573-7308	John Porter (918) 573-0797	Grace Scott (918) 573-1092

Williams Reports First-Quarter 2019 Financial Results

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three months ended March 31, 2019.

Strong 1Q 2019 Results Compared with 1Q 2018

•	Net Income Attributable to Williams available to common stockholders of $194 million; up $42 million or 28%

•	Net Income Per Share of $0.16 – down $0.02; Adjusted Income Per Share of $0.22; up 16%

•	Cash Flow From Operations of $775 million; up $81 million or 12%

•	Adjusted EBITDA of $1.216 billion; up $81 million or 7%

•	Distributable Cash Flow ("DCF") of $780 million; up $57 million or 8%

•	Dividend Coverage Ratio is 1.70x

Solid Execution While Fortifying our Balance Sheet

•	Placed Gulf Connector LNG supply project into full service on Jan. 4.

•
Two recent deleveraging transactions expected to result in a net of approximately $1.085 billion that Williams plans to use for debt reduction and for funding the company's extensive portfolio of growth capital:

▪	On March 18, announced the formation of new strategic joint venture in the Marcellus/Utica Basins with the Canada Pension Plan Investment Board ("CPPIB");

▪	On April 10, announced completion of sale of our 50% Interest in Jackalope Gas Gathering Services, LLC to an affiliate of Crestwood Equity Partners LP.

2019 Financial Guidance Updates

•	Raising guidance for Net Income and Adjusted EPS.

•	Maintaining 2019 guidance for Adjusted EBITDA, DCF and Dividend Coverage Ratio.

•
Growth capital expenditures guidance midpoint lowered to $2.4 billion from $2.8 billion in part due to lower capital requirements in the Northeast and lower capital requirements from our Jackalope Gas Gathering Services deleveraging transaction.

•	2019 year-end Debt-to-Adjusted EBITDA now expected to be < 4.6x.

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

"Our first-quarter 2019 performance produced strong results and solid execution while fortifying our balance sheet. Led by our Atlantic-Gulf and Northeast G&P segments, each showing EBITDA growth of more than 20%, our key financial metrics reflected year-over-year growth. On the execution front, our project teams continue to meet or exceed their goals as well. Gulf Connector, Fort Lupton III, St. James Supply and the work on Shell's Norphlet project are now all complete and will add cash flows through the balance of the year. Also, numerous projects have been executed in our Northeast G&P area to deliver 15% year-over-year growth in gathered volumes. And while lower commodity prices combined with strict capital discipline are pressuring a few of our producing customers' forecasts in the near-term, those same lower commodity prices are fundamental to driving demand and ultimately volumes in these key gas basins."

Armstrong added, “Importantly, we are raising our EPS and income guidance, maintaining our EBITDA and DCF all while lowering capital expenditures for this year. This is the result of the crisp execution of our portfolio optimization transactions and continued tight discipline around capital deployment. This, along with expected contributions from our Northeast JV partner, has added momentum to our deleveraging efforts as we now see 2019 leverage coming in below 4.6x versus our earlier guidance of less than 4.75x.”

Williams Summary Financial Information	1Q
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income (loss) amounts are attributable to The Williams Companies, Inc. available to common stockholders.	2019		2018

GAAP Measures
Net Income	$194		$152
Net Income Per Share	$0.16		$0.18
Cash Flow From Operations	$775		$694

Non-GAAP Measures (1)
Adjusted EBITDA	$1,216		$1,135
Adjusted Income	$273		$159
Adjusted Income Per Share	$0.22		$0.19
Distributable Cash Flow	$780		$723
Dividend Coverage Ratio	1.70	x	1.65	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2) (4)	4.77	x	4.55	x
Capital Investments (3) (4)	$517		$955

(1) Schedules reconciling adjusted income from continuing operations, adjusted EBITDA, Distributable Cash Flow and Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Debt-to-Adjusted EBITDA ratio does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments includes increases to property, plant, and equipment, purchases of businesses, net of cash acquired, and purchases of and contributions to equity-method investments.
(4) 1Q 2019 excludes $727 million (net of cash acquired) for the purchase of the remaining 38% of UEOM as this amount will be provided for at the closing of the JV in the Marcellus/Utica Basins by our JV partner (see press release dated 3/18/19). The temporary financing of the $727 million has also been adjusted out of the 1Q 2019 Debt-to-Adjusted EBITDA metric. Without the $727 million adjustment, Debt-to-Adjusted EBITDA would have been 4.92x. Following closing of CPPIB's investment in the joint venture, which is expected to occur in the second or third quarter of 2019, we expect to have approximately $1.085 billion available from our two recent deleveraging transactions to apply to debt reduction.

GAAP Measures

•
Net Income benefited from increased service revenues of $100 million in the Atlantic-Gulf segment primarily from Transco expansion projects and $48 million in Northeast G&P segment driven by growth in gathering volumes, partially offset by a decline in West segment results due primarily to lower gathering volumes from severe winter weather, the absence of EBITDA from the former Four Corners area business sold in fourth-quarter 2018 and lower commodity margins. Net Income also reflects less income attributable to noncontrolling interests driven by the WPZ merger in third-quarter 2018, partially offset by a $74 million first-quarter 2019 impairment of an equity method investment and higher interest expense associated with financing obligations for leased pipeline capacity.

•	The increase in Cash Flow From Operations was largely driven by the increased service revenues in the Atlantic-Gulf and Northeast G&P segments, partially offset by the decline in West results.

Non-GAAP Measures

•	The increase in Adjusted EBITDA largely reflects the same drivers impacting Cash Flow From Operations.

•	Adjusted Income also improved, driven by the higher Adjusted EBITDA and less income attributable to noncontrolling interests, partially offset by higher interest expense.

•	DCF is higher, reflecting the increased Adjusted EBITDA and lower maintenance capital, partially offset by higher net interest expense.

Other Measures

•
Our Debt-to-Adjusted EBITDA at March 31, 2019 of 4.77x excludes $727 million for the temporary financing to purchase the remaining 38% of UEOM as this amount will be provided for at the closing of the JV in the Marcellus/Utica Basins by our JV partner (see press release dated 03/18/19). Without the $727 million adjustment, Debt-to-Adjusted EBITDA would have been 4.92x. Following closing of CPPIB's investment in the joint venture, which is expected to occur in the second or third quarter of 2019, we expect to have approximately $1.085 billion available from our recent deleveraging transactions to apply to debt reduction, further reducing our Debt-to-Adjusted EBITDA ratio below 4.77x.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Atlantic-Gulf, West, Northeast G&P and Other. For additional information, please see the company's first-quarter 2019, Form 10-Q, which Williams expects to file this week, with the Securities and Exchange Commission (SEC). Once filed, the document will be on the SEC and Williams websites.

	Quarter-To-Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA
	1Q 2019	1Q 2018	Change	1Q 2019	1Q 2018	Change
Atlantic-Gulf	$560	$451	$109	$560	$466	$94
West	332	413	(81)	346	406	(60)
Northeast G&P	299	250	49	302	250	52
Other	(4)	6	(10)	8	13	(5)
Totals	$1,187	$1,120	$67	$1,216	$1,135	$81

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.
Atlantic-Gulf

•	Improvement in Modified and Adjusted EBITDA driven by Transco expansion projects, including Atlantic Sunrise (in service October 2018) and Gulf Connector (in service early January 2019).

West

•	Lower first-quarter 2019 gathering volumes reflecting the impact of more severe weather conditions in 2019, especially in Wyoming. Weather-impacted volumes are recovering during the second quarter.

•	Additionally, results reflect the absence of EBITDA from our former Four Corners area business and lower commodity margins (excluding Four Corners) driven by lower prices and volumes.

•	NGL margins continue to be unfavorably impacted by high Opal natural gas prices and NGL transportation capacity constraints.

•	Completed sale of our 50% interest in Jackalope (an equity-method investment) for $485 million in April 2019.

Northeast G&P

•
Improvement in Modified and Adjusted EBITDA driven by increased Susquehanna Supply Hub gathering volumes and higher proportional EBITDA primarily from investments in the Marcellus South and Bradford gas gathering systems, partially offset by an increase in operating and administrative expenses.

•	Gross gathering volumes, including 100% of operated equity-method investments, reflect a 15% increase for first-quarter 2019 over first-quarter 2018.

•
Acquired remaining 38% interest in UEOM for $727 million (net of cash acquired) and signed agreement for new JV, including UEOM and OVM. Expect to receive approximately $1.34 billion including closing adjustments in exchange for 35% interest in joint venture.

2019 Guidance
Williams' current guidance for 2019, originally announced at the company's Analyst Day on May 17, 2018, remains unchanged with the exception of Net Income, Adjusted EPS, Growth Capital Expenditures and Debt-to-Adjusted EBITDA, which are updated in the following table:

In $Billions except for percentages, ratios and per share amounts	2019 Guidance
Net Income	$1.100 - $1.400 Billion (1)
Adjusted EPS	$0.83 - $1.07 (2)
Adjusted EBITDA	$4.850 - $5.150 Billion
Distributable Cash Flow (DCF)	$2.900 - $3.300 Billion
Dividend Coverage Ratio	~1.7x (3)
Growth Capex	$2.3 - $2.5 Billion (4)
Debt-to-Adjusted EBITDA	< 4.6x (5)

(1) Prior Guidance: $1.050 to $1.350 Billion
(2) Prior Guidance: $0.77 to $1.01
(3) Midpoint of Guidance
(4) Prior Guidance: $2.7 to $2.9 Billion
(5) Prior Guidance: <4.75x

Williams' First-Quarter 2019 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' first-quarter 2019 earnings presentation will be posted at www.williams.com. The company’s first-quarter 2019 earnings conference call and webcast with analysts and investors is scheduled for Thursday, May 2, 2019, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). A limited number of phone lines will be available at (800) 263-0877. International callers should dial (323) 994-2131. The conference ID is 6974376. A webcast link to the conference call is available at www.williams.com. A replay of the webcast will be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a premier provider of large-scale infrastructure connecting U.S. natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Oklahoma, Williams is an industry-leading, investment grade C-Corp with operations across the natural gas value chain including gathering, processing, interstate transportation and storage of natural gas and natural gas liquids. With major positions in top U.S. supply basins, Williams owns and operates more than 30,000 miles of pipelines system wide - including Transco, the nation’s largest volume and fastest growing pipeline - providing natural gas for clean-power generation, heating and industrial use. Williams’ operations handle approximately 30% of U.S. natural gas. www.williams.com

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(Millions, except per-share amounts)
Revenues:
Service revenues	$1,440	$1,351
Service revenues – commodity consideration	64	101
Product sales	550	636
Total revenues	2,054	2,088
Costs and expenses:
Product costs	525	613
Processing commodity expenses	40	35
Operating and maintenance expenses	340	357
Depreciation and amortization expenses	416	431
Selling, general, and administrative expenses	128	132
Other (income) expense – net	44	29
Total costs and expenses	1,493	1,597
Operating income (loss)	561	491
Equity earnings (losses)	80	82
Impairment of equity-method investments	(74)	—
Other investing income (loss) – net	1	4
Interest incurred	(306)	(282)
Interest capitalized	10	9
Other income (expense) – net	11	21
Income (loss) before income taxes	283	325
Provision (benefit) for income taxes	69	55
Net income (loss)	214	270
Less: Net income (loss) attributable to noncontrolling interests	19	118
Net income (loss) attributable to The Williams Companies, Inc.	195	152
Preferred stock dividends	1	—
Net income (loss) available to common stockholders	$194	$152
Basic earnings (loss) per common share:
Net income (loss)	$.16	$.18
Weighted-average shares (thousands)	1,211,489	827,509
Diluted earnings (loss) per common share:
Net income (loss)	$.16	$.18
Weighted-average shares (thousands)	1,213,592	830,197

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	March 31, 2019	December 31, 2018
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$43	$168
Trade accounts and other receivables (net of allowance of $9 at March 31, 2019 and $9 at December 31, 2018)	929	992
Inventories	129	130
Other current assets and deferred charges	186	174
Total current assets	1,287	1,464
Investments	6,544	7,821
Property, plant, and equipment	40,541	38,661
Accumulated depreciation and amortization	(11,460)	(11,157)
Property, plant, and equipment – net	29,081	27,504
Intangible assets – net of accumulated amortization	8,096	7,767
Regulatory assets, deferred charges, and other	962	746
Total assets	$45,970	$45,302
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$620	$662
Accrued liabilities	974	1,102
Commercial paper	1,014	—
Long-term debt due within one year	1,561	47
Total current liabilities	4,169	1,811
Long-term debt	20,703	22,367
Deferred income tax liabilities	1,601	1,524
Regulatory liabilities, deferred income, and other	3,772	3,603
Contingent liabilities
Equity:
Stockholders’ equity:
Preferred stock	35	35
Common stock ($1 par value; 1,470 million shares authorized at March 31, 2019 and December 31, 2018; 1,246 million shares issued at March 31, 2019 and 1,245 million shares issued at December 31, 2018)	1,246	1,245
Capital in excess of par value	24,703	24,693
Retained deficit	(10,270)	(10,002)
Accumulated other comprehensive income (loss)	(267)	(270)
Treasury stock, at cost (35 million shares of common stock)	(1,041)	(1,041)
Total stockholders’ equity	14,406	14,660
Noncontrolling interests in consolidated subsidiaries	1,319	1,337
Total equity	15,725	15,997
Total liabilities and equity	$45,970	$45,302

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$214	$270
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	416	431
Provision (benefit) for deferred income taxes	75	73
Equity (earnings) losses	(80)	(82)
Distributions from unconsolidated affiliates	172	140
Impairment of equity-method investments	74	—
Amortization of stock-based awards	14	14
Cash provided (used) by changes in current assets and liabilities:
Accounts and notes receivable	97	238
Inventories	1	(40)
Other current assets and deferred charges	(6)	(4)
Accounts payable	(39)	(197)
Accrued liabilities	(142)	(166)
Other, including changes in noncurrent assets and liabilities	(21)	17
Net cash provided (used) by operating activities	775	694
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	1,014	—
Proceeds from long-term debt	708	2,048
Payments of long-term debt	(864)	(1,060)
Proceeds from issuance of common stock	6	10
Common dividends paid	(460)	(281)
Dividends and distributions paid to noncontrolling interests	(41)	(165)
Contributions from noncontrolling interests	4	3
Payments for debt issuance costs	—	(18)
Other – net	(9)	(40)
Net cash provided (used) by financing activities	358	497
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(422)	(957)
Dispositions – net	(4)	(1)
Contributions in aid of construction	10	190
Purchases of businesses, net of cash acquired	(727)	—
Purchases of and contributions to equity-method investments	(99)	(21)
Other – net	(16)	(9)
Net cash provided (used) by investing activities	(1,258)	(798)
Increase (decrease) in cash and cash equivalents	(125)	393
Cash and cash equivalents at beginning of year	168	899
Cash and cash equivalents at end of period	$43	$1,292
_____________
(1) Increases to property, plant, and equipment	$(418)	$(934)
Changes in related accounts payable and accrued liabilities	(4)	(23)
Capital expenditures	$(422)	$(957)

Atlantic-Gulf
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$138	$128	$138	$137	$541	$128
Regulated transportation revenue	413	406	411	508	1,738	517
Other fee revenues	32	34	34	34	134	34
Tracked service revenue	26	22	24	24	96	30
Nonregulated commodity consideration	15	12	18	14	59	13
Product sales:
NGL sales from gas processing	15	10	16	15	56	12
Marketing sales	45	57	67	53	222	40
Other sales	2	2	3	1	8	5
Tracked product sales	31	36	45	37	149	25
Total revenues	717	707	756	823	3,003	804
Segment costs and expenses:
NGL cost of goods sold	15	12	19	14	60	13
Marketing cost of goods sold	44	56	67	53	220	41
Tracked cost of goods sold	33	38	48	39	158	28
Processing commodity expenses	5	2	3	6	16	5
Operating and administrative costs	177	181	181	197	736	168
Other segment costs and expenses	(2)	(15)	(29)	14	(32)	1
Gain on sale of certain assets	—	—	—	(81)	(81)	—
Regulatory charges resulting from Tax Reform	11	(20)	—	—	(9)	—
Tracked operating and administrative costs	26	22	24	23	95	30
Total segment costs and expenses	309	276	313	265	1,163	286
Proportional Modified EBITDA of equity-method investments	43	44	49	47	183	42
Modified EBITDA	451	475	492	605	2,023	560
Adjustments	15	(19)	(12)	(76)	(92)	—
Adjusted EBITDA	$466	$456	$480	$529	$1,931	$560
NGL Margins	$10	$8	$12	$9	$39	$7

Statistics for Operated Assets
Gathering, Processing and Crude Oil Transportation
Gathering volumes (Bcf per day) - Consolidated (1)	0.29	0.23	0.26	0.24	0.26	0.25
Gathering volumes (Bcf per day) - Non-consolidated (2)	0.24	0.25	0.25	0.31	0.26	0.35
Plant inlet natural gas volumes (Bcf per day) - Consolidated (1)	0.54	0.43	0.51	0.53	0.50	0.53
Plant inlet natural gas volumes (Bcf per day) - Non-consolidated (2)	0.24	0.25	0.25	0.32	0.27	0.35
Crude transportation volumes (Mbbls/d)	142	132	147	140	140	146
Consolidated (1)
Ethane margin ($/gallon)	$.03	$.16	$.24	$.14	$.14	$.10
Non-ethane margin ($/gallon)	$.66	$.74	$.76	$.58	$.68	$.48
NGL margin ($/gallon)	$.40	$.48	$.51	$.36	$.43	$.26
Ethane equity sales (Mbbls/d)	2.82	1.91	3.05	2.98	2.69	4.16
Non-ethane equity sales (Mbbls/d)	3.87	2.35	3.14	3.21	3.14	3.28
NGL equity sales (Mbbls/d)	6.69	4.26	6.19	6.19	5.83	7.44
Ethane production (Mbbls/d)	12	12	15	16	14	17
Non-ethane production (Mbbls/d)	19	17	18	19	18	19
NGL production (Mbbls/d)	31	29	33	35	32	36
Non-consolidated (2)
NGL equity sales (Mbbls/d)	3	5	4	5	4	7
NGL production (Mbbls/d)	18	20	20	23	20	24
Transcontinental Gas Pipe Line
Throughput (Tbtu)	1,099.9	965.5	1,092.3	1,150.9	4,308.5	1,183.9
Avg. daily transportation volumes (Tbtu)	12.2	10.6	11.9	12.5	11.8	13.2
Avg. daily firm reserved capacity (Tbtu)	15.4	15.0	15.0	16.4	15.5	17.1

(1) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(2) Includes 100% of the volumes associated with operated equity-method investments.

West
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$386	$398	$387	$335	$1,506	$319
Regulated transportation revenue	109	104	106	110	429	110
Other fee revenues	36	32	40	41	149	44
Nonregulated commodity consideration	82	78	97	64	321	46
Tracked service revenues	—	1	—	—	1	—
Product sales:
NGL sales from gas processing	85	76	90	71	322	48
Marketing sales	419	465	615	571	2,070	426
Other sales	10	9	16	3	38	1
Tracked product sales	16	10	11	(19)	18	4
Total revenues	1,143	1,173	1,362	1,176	4,854	998
Segment costs and expenses:
NGL cost of goods sold	85	81	101	66	333	49
Marketing cost of goods sold	418	458	605	587	2,068	421
Other cost of goods sold	7	8	12	2	29	2
Tracked cost of goods sold	16	10	12	(20)	18	3
Processing commodity expenses	30	20	26	40	116	31
Operating and administrative costs	193	215	200	166	774	166
Tracked operating and administrative costs	—	1	—	—	1	—
Other segment costs and expenses	6	10	19	15	50	6
Impairment of certain assets	—	—	—	1,849	1,849	12
Gain on sale of certain assets	—	—	—	(591)	(591)	2
Regulatory charges resulting from Tax Reform	(7)	—	—	—	(7)	—
Total segment costs and expenses	748	803	975	2,114	4,640	692
Proportional Modified EBITDA of equity-method investments	18	19	25	32	94	26
Modified EBITDA	413	389	412	(906)	308	332
Adjustments	(7)	—	12	1,264	1,269	14
Adjusted EBITDA	$406	$389	$424	$358	$1,577	$346
NGL margin	$52	$53	$60	$29	$194	$14

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf per day) - Consolidated (1)	4.58	4.60	4.48	3.44	4.27	3.42
Gathering volumes (Bcf per day) - Non-consolidated (2)	—	—	0.15	0.16	0.08	0.17
Plant inlet natural gas volumes (Bcf per day) - Consolidated (1)	2.16	2.12	2.11	1.65	2.01	1.41
Plant inlet natural gas volumes (Bcf per day) - Non-consolidated (2)	—	—	0.12	0.13	0.06	0.13
Ethane equity sales (Mbbls/d)	19.01	10.23	12.19	16.40	14.44	14.63
Non-ethane equity sales (Mbbls/d)	19.83	18.80	19.48	14.40	18.12	12.59
NGL equity sales (Mbbls/d)	38.84	29.03	31.67	30.80	32.56	27.22
Ethane margin ($/gallon)	$.01	$.07	$.18	$.02	$.06	$(.03)
Non-ethane margin ($/gallon)	$.69	$.71	$.69	$.49	$.65	$.34
NGL margin ($/gallon)	$.35	$.48	$.49	$.24	$.39	$.14
Ethane production (Mbbls/d)	31	26	28	29	28	29
Non-ethane production (Mbbls/d) - Consolidated (1)	62	61	59	41	55	33
Non-ethane production (Mbbls/d) - Jackalope equity-method investment - 100%	—	—	5	5	3	6
NGL production (Mbbls/d)	93	87	92	75	86	68
NGL Transportation volumes (Mbbls) (3)	21,263	21,334	22,105	23,049	87,751	22,848
Northwest Pipeline LLC
Throughput (Tbtu)	226.1	188.1	193.5	212.3	820.0	243.5
Avg. daily transportation volumes (Tbtu)	2.5	2.1	2.1	2.3	2.2	2.7
Avg. daily firm reserved capacity (Tbtu)	3.1	3.1	3.1	3.1	3.1	3.1

(1) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(2) Includes 100% of the volumes associated with operated equity-method investments, including the Jackalope Gas Gathering System and Rocky Mountain Midstream.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Overland Pass Pipeline Company and Rocky Mountain Midstream.

Northeast G&P
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Service revenues:
Nonregulated gathering and processing fee-based revenue	$189	$196	$211	$226	$822	$230
Other fee revenues	39	36	36	43	154	46
Nonregulated commodity consideration	4	4	6	6	20	5
Product sales:
NGL sales from gas processing	4	5	6	5	20	5
Marketing sales	89	65	57	35	246	37
Tracked product sales	5	5	6	5	21	5
Total revenues	330	311	322	320	1,283	328

Segment costs and expenses:
NGL cost of goods sold	4	5	6	5	20	5
Marketing cost of goods sold	90	65	57	36	248	37
Processing commodity expenses	2	2	3	2	9	3
Operating and administrative costs	85	91	96	108	380	97
Other segment costs and expenses	2	1	4	5	12	4
Tracked cost of goods sold	5	7	6	3	21	5
Total segment costs and expenses	188	171	172	159	690	151

Proportional Modified EBITDA of equity-method investments	108	115	131	139	493	122
Modified EBITDA	250	255	281	300	1,086	299
Adjustments	—	—	—	4	4	3
Adjusted EBITDA	$250	$255	$281	$304	$1,090	$302
NGL margin	$2	$2	$3	$4	$11	$2

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf per day) - Consolidated (1)	3.38	3.45	3.67	4.02	3.63	4.05
Gathering volumes (Bcf per day) - Non-consolidated (2)	3.82	3.59	3.73	3.89	3.76	4.27
Plant inlet natural gas volumes (Bcf per day)	0.49	0.55	0.52	0.52	0.52	0.63

Ethane equity sales (Mbbls/d)	1.33	3.17	2.74	2.80	2.52	2.73
Non-ethane equity sales (Mbbls/d)	0.79	1.09	1.49	1.28	1.16	1.21
NGL equity sales (Mbbls/d)	2.12	4.26	4.23	4.08	3.68	3.94

Ethane production (Mbbls/d)	23	27	26	20	24	22
Non-ethane production (Mbbls/d)	21	21	23	22	22	22
NGL production (Mbbls/d)	44	48	49	42	46	44

(1) Includes gathering volumes associated with Susquehanna Supply Hub, Ohio Valley Midstream, and Utica Supply Hub, all of which are consolidated.
(2) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and a portion of the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Volumes handled by Blue Racer Midstream (gathering and processing) and UEOM (processing only), which we do not operate, are not included. On March 18, 2019, the remaining interest in UEOM was acquired. As a result of acquiring this additional interest, we obtained control of and now consolidate UEOM.

Capital Expenditures and Investments
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Capital expenditures:
Northeast G&P	$114	$104	$114	$139	$471	$152
Atlantic-Gulf	764	746	549	359	2,418	193
West	69	74	96	93	332	69
Other	10	9	10	6	35	8
Total (1)	$957	$933	$769	$597	$3,256	$422

Purchases of investments:
Northeast G&P	$20	$70	$114	$58	$262	$47
Atlantic-Gulf	1	—	5	—	6	—
West	—	—	593	271	864	52
Total	$21	$70	$712	$329	$1,132	$99

Summary:
Northeast G&P	$134	$174	$228	$197	$733	$199
Atlantic-Gulf	765	746	554	359	2,424	193
West	69	74	689	364	1,196	121
Other	10	9	10	6	35	8
Total	$978	$1,003	$1,481	$926	$4,388	$521

Capital investments:
Increases to property, plant, and equipment	$934	$930	$618	$539	$3,021	$418
Purchases of businesses, net of cash acquired	—	—	—	—	—	727
Purchases of investments	21	70	712	329	1,132	99
Total	$955	$1,000	$1,330	$868	$4,153	$1,244

(1) Increases to property, plant, and equipment	$934	$930	$618	$539	$3,021	$418
Changes in related accounts payable and accrued liabilities	23	3	151	58	235	4
Capital expenditures	$957	$933	$769	$597	$3,256	$422

Contributions from noncontrolling interests	$3	$8	$2	$2	$15	$4
Contributions in aid of construction	$190	$149	$56	$16	$411	$10
Proceeds from sale of businesses, net of cash divested	$—	$—	$—	$1,296	$1,296	$(2)

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – Adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, distributable cash flow and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Distributable cash flow is defined as Adjusted EBITDA less maintenance capital expenditures, cash portion of net interest expense, income attributable to or dividends/ distributions paid to noncontrolling interests and cash income taxes, and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments. We also calculate the ratio of distributable cash flow to the total cash dividends paid (dividend coverage ratio). This measure reflects Williams’ distributable cash flow relative to its actual cash dividends paid.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither Adjusted EBITDA, adjusted income, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income
(UNAUDITED)
	2018					2019
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$152	$135	$129	$(572)	$(156)	$194

Income (loss) - diluted earnings (loss) per common share	$.18	$.16	$.13	$(.47)	$(.16)	$.16
Adjustments:
Northeast G&P
Expenses associated with new venture	$—	$—	$—	$—	$—	$3
Settlement charge from pension early payout program	—	—	—	4	4	—
Total Northeast G&P adjustments	—	—	—	4	4	3
Atlantic-Gulf
Constitution Pipeline project development costs	2	1	1	—	4	—
Settlement charge from pension early payout program	—	—	—	7	7	—
Regulatory adjustments resulting from Tax Reform	11	(20)	—	—	(9)	—
Benefit of regulatory asset associated with increase in Transco’s estimated deferred state income tax rate following WPZ Merger	—	—	(3)	—	(3)	—
Share of regulatory charges resulting from Tax Reform for equity-method investments	2	—	—	—	2	—
Gain on sale of certain Gulf Coast pipeline assets	—	—	—	(81)	(81)	—
Gain on asset retirement	—	—	(10)	(2)	(12)	—
Total Atlantic-Gulf adjustments	15	(19)	(12)	(76)	(92)	—
West
Impairment of certain assets	—	—	—	1,849	1,849	12
Settlement charge from pension early payout program	—	—	—	6	6	—
Regulatory adjustments resulting from Tax Reform	(7)	—	—	—	(7)	—
Charge for regulatory liability associated with the decrease in Northwest Pipeline’s estimated deferred state income tax rates following WPZ Merger	—	—	12	—	12	—
Gain on sale of Four Corners assets	—	—	—	(591)	(591)	2
Total West adjustments	(7)	—	12	1,264	1,269	14
Other
Loss on early retirement of debt	7	—	—	—	7	—
Impairment of certain assets	—	66	—	—	66	—
Settlement charge from pension early payout program	—	—	—	5	5	—
Regulatory adjustments resulting from Tax Reform	—	1	—	—	1	—
(Benefit) adjustment of regulatory assets associated with increase in Transco’s estimated deferred state income tax rate following WPZ Merger	—	—	(45)	—	(45)	12
WPZ Merger costs	—	4	15	1	20	—
Gain on sale of certain Gulf Coast pipeline systems	—	—	—	(20)	(20)	—
Charitable contribution of preferred stock to Williams Foundation	—	—	35	—	35	—
Total Other adjustments	7	71	5	(14)	69	12
Adjustments included in Modified EBITDA	15	52	5	1,178	1,250	29

Adjustments below Modified EBITDA
Gain on deconsolidation of Jackalope interest	—	(62)	—	—	(62)	—
Gain on deconsolidation of certain Permian assets	—	—	—	(141)	(141)	2
Impairment of equity-method investments	—	—	—	32	32	74
Allocation of adjustments to noncontrolling interests	(5)	21	—	—	16	—
	(5)	(41)	—	(109)	(155)	76
Total adjustments	10	11	5	1,069	1,095	105
Less tax effect for above items	(3)	(3)	(1)	(267)	(274)	(26)
Adjustments for tax-related items (1)	—	—	110	—	110	—

Adjusted income available to common stockholders	$159	$143	$243	$230	$775	$273
Adjusted diluted earnings per common share (2)	$.19	$.17	$.24	$.19	$.79	$.22
Weighted-average shares - diluted (thousands)	830,197	830,107	1,026,504	1,212,822	976,097	1,213,592
(1) The third quarter of 2018 reflects tax adjustments driven by the WPZ Merger, primarily a valuation allowance for foreign tax credits.
(2) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Distributable Cash Flow (DCF)
(UNAUDITED)
	2018					2019
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

The Williams Companies, Inc.
Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable cash flow"

Net income (loss)	$270	$269	$200	$(546)	$193	$214
Provision (benefit) for income taxes	55	52	190	(159)	138	69
Interest expense	273	275	270	294	1,112	296
Equity (earnings) losses	(82)	(92)	(105)	(117)	(396)	(80)
Impairment of equity-method investments	—	—	—	32	32	74
Other investing (income) loss - net	(4)	(68)	(2)	(145)	(219)	(1)
Proportional Modified EBITDA of equity-method investments	169	178	205	218	770	190
Depreciation and amortization expenses	431	434	425	435	1,725	416
Accretion for asset retirement obligations associated with nonregulated operations	8	10	8	7	33	9
Modified EBITDA	1,120	1,058	1,191	19	3,388	1,187
EBITDA adjustments	15	52	5	1,178	1,250	29
Adjusted EBITDA	1,135	1,110	1,196	1,197	4,638	1,216

Maintenance capital expenditures (1)	(110)	(160)	(138)	(122)	(530)	(93)
Preferred dividends	—	—	—	(1)	(1)	(1)
Net interest expense - cash portion (2)	(276)	(279)	(274)	(299)	(1,128)	(304)
Cash taxes	(1)	(10)	(1)	1	(11)	3
Income attributable to noncontrolling interests (3)	(25)	(24)	(19)	(28)	(96)
Dividend and distributions paid to noncontrolling interests						(41)
Distributable cash flow	$723	$637	$764	$748	$2,872	$780

Total cash distributed (4)	$438	$443	$412	$411	$1,704	$460

Coverage ratios:
Distributable cash flow divided by Total cash distributed	1.65	1.44	1.85	1.82	1.69	1.70
Net income (loss) divided by Total cash distributed	0.62	0.61	0.49	(1.33)	0.11	0.47

(1) Includes proportionate share of maintenance capital expenditures of equity-method investments.
(2) Includes proportionate share of interest expense of equity-method investments.
(3) Excludes allocable share of certain EBITDA adjustments.
(4) Includes cash dividends paid on common stock each quarter by WMB, as well as the public unitholders share of distributions declared by WPZ for the first two quarters of 2018.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Net income (loss)	$270	$269	$200	$(546)	$193	$214
Provision (benefit) for income taxes	55	52	190	(159)	138	69
Interest expense	273	275	270	294	1,112	296
Equity (earnings) losses	(82)	(92)	(105)	(117)	(396)	(80)
Impairment of equity-method investments	—	—	—	32	32	74
Other investing (income) loss - net	(4)	(68)	(2)	(145)	(219)	(1)
Proportional Modified EBITDA of equity-method investments	169	178	205	218	770	190
Depreciation and amortization expenses	431	434	425	435	1,725	416
Accretion expense associated with asset retirement obligations for nonregulated operations	8	10	8	7	33	9
Modified EBITDA	$1,120	$1,058	$1,191	$19	$3,388	$1,187

Northeast G&P	$250	$255	$281	$300	$1,086	$299
Atlantic-Gulf	451	475	492	605	2,023	560
West	413	389	412	(906)	308	332
Other	6	(61)	6	20	(29)	(4)
Total Modified EBITDA	$1,120	$1,058	$1,191	$19	$3,388	$1,187

Adjustments included in Modified EBITDA (1):

Northeast G&P	$—	$—	$—	$4	$4	$3
Atlantic-Gulf	15	(19)	(12)	(76)	(92)	—
West	(7)	—	12	1,264	1,269	14
Other	7	71	5	(14)	69	12
Total Adjustments included in Modified EBITDA	$15	$52	$5	$1,178	$1,250	$29

Adjusted EBITDA:

Northeast G&P	$250	$255	$281	$304	$1,090	$302
Atlantic-Gulf	466	456	480	529	1,931	560
West	406	389	424	358	1,577	346
Other	13	10	11	6	40	8
Total Adjusted EBITDA	$1,135	$1,110	$1,196	$1,197	$4,638	$1,216

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income," which is also included in these materials.

Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable Cash Flow"

	2019 Guidance
(Dollars in millions, except coverage ratio)	Low	Mid	High

Net income (loss)	$1,100	$1,250	$1,400
Provision (benefit) for income taxes		425
Interest expense		1,200
Equity (earnings) losses		(410)
Impairment of equity-method investments		74
Estimated 2Q 2019 gain on sale of equity-method investment (Jackalope)		(120)
Proportional Modified EBITDA of equity-method investments		780
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		1,760
Other		2
Modified EBITDA	$4,811	$4,961	$5,111
EBITDA Adjustments (1)		39
Adjusted EBITDA	$4,850	$5,000	$5,150

Net interest expense - cash portion (2)		(1,210)
Maintenance capital expenditures (2)	(625)	(575)	(525)
Cash taxes		75
Dividends and distributions paid to noncontrolling interests and other (3)		(190)
Distributable cash flow (DCF)	$2,900	$3,100	$3,300

Dividends paid		(1,850)
Excess cash available after dividends	$1,050	$1,250	$1,450

Dividend per share		$1.52

Coverage ratio (Distributable cash flow / Dividends paid)	1.57x	1.68x	1.78x

(1) Includes 1Q 2019 adjustments of $29 and anticipated future adjustments of $10.
(2) Includes proportionate share of equity investments.
(3) Prior guidance was based on income allocable to noncontrolling interests, but current guidance reflects projected cash distributions to consolidated joint venture partners.

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

	2019 Guidance
(Dollars in millions, except per-share amounts)	Low	Mid	High

Net income (loss)	$1,100	$1,250	$1,400
Less: Net income (loss) attributable to noncontrolling interests	90	90	90
Less: Preferred stock dividends	3	3	3
Net income (loss) attributable to The Williams Companies, Inc. available to common stockholders	1,007	1,157	1,307

Adjustments:
Adjustments included in Modified EBITDA (1)		39
Adjustments below Modified EBITDA (2)		(44)
Total adjustments		(5)
Less tax effect for above items (3)		4
Adjusted income available to common stockholders	$1,006	$1,156	$1,306
Adjusted diluted earnings per common share	$0.83	$0.95	$1.07
Weighted-average shares - diluted (millions)	1,217	1,217	1,217

(1) Includes 1Q 2019 adjustments of $29 and anticipated future adjustments of $10.
(2) Includes 1Q 2019 adjustments of $76 and anticipated gain on sale of Jackalope equity investment of ~($120).
(3) Includes 1Q 2019 tax effect for adjustments of ($26) and taxes on anticipated gain on sale of Jackalope equity investment of ~$30.

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included herein that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and its affiliates;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Expected in-service dates for capital projects;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas and natural gas liquids prices, supply, and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied herein. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether we are able to pay current and expected levels of dividends;

•	Whether we will be able to effectively execute our financing plan;

•	Availability of supplies, market demand, and volatility of prices;

•	Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and timely execute our capital projects and investment opportunities;

•
Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and to consummate asset sales on acceptable terms;

•	Development and rate of adoption of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•
The impact of existing and future laws and regulations, the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs as well as our ability to obtain sufficient construction related inputs including skilled labor;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•
Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	Acts of terrorism, cybersecurity incidents, and related disruptions;

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth herein. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on February 21, 2019.
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